EXHIBIT-10-15.03
CDB394.1
66227-00012
February 15, 1994  9:56am



                  THIRTIETH AGREEMENT AMENDING
                NEW ENGLAND POWER POOL AGREEMENT


        THIS AGREEMENT, dated as of the 1st day of June, 1993 is entered into by the signatories hereto for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL Agreement"), as previously amended by twenty- eight (28) amendments, the most recent of which was dated as of September 15, 1992, and as proposed to be amended by a pending twenty-ninth amendment dated as of May 1, 1993.

        WHEREAS, the signatory Participants propose to amend the provisions on NEPOOL planning in the NEPOOL Agreement, and to provide for new categories of Pool-Planned Facilities and Pool-Planned Purchases and to couple this with a change in the definition of Pool-Planned Unit to reference only existing Units; and

        WHEREAS, the proposed amendments are intended, among other things, to facilitate the use of revenue bond financing by Participants which are Massachusetts municipal utilities, and to avoid in the future controversies over criteria for the designation of Pool-Planned Units.

        NOW THEREFORE, the signatories hereby agree as follows:

                            SECTION I
                           AMENDMENTS

        Section 1.      Amendment of Section 7.12


        Section 7.12(j) is amended to read as follows:

                (j) coordinating the review of proposed plans of Participants pursuant to Sections 10.1, 10.4 and 11.1 and coordinating the submission of recommendations to the Management Committee regarding such proposed plans;

        Section 7.12 is further amended by deleting the "and" at the end of Subsection (i) and by adding the following new Subsections at the end of the
Section:

                (k) to the extent appropriate, enabling the planning and installation of reliable and economical bulk power supply and related facilities of NEPOOL by establishing reasonable criteria, guidelines and methods relating to the appropriate provisions for integrated bulk power supply planning and related facilities on behalf of all the NEPOOL Participants;

                (l) preparing forecasts of the aggregate coincidental Adjusted Load of the Participants and of the Annual and Monthly Peaks and the Adjusted Annual and Monthly Peaks of each of the Participants for use by the Management Committee in estimating "C" and "E" for purposes of Section 9.2(a); and

                (m) coordinating with neighboring pools, non-Participants and the regional reliability council on matters of regional planning and regional reliability.


        Section 2.      Amendment of Section 9.4(a)


        Section 9.4(a) is amended to read as follows:

                (a) At the conclusion of each Capability Period, the Operations Committee shall determine whether each Participant has satisfied its Capability Responsibility obligation for each month during such Capability Period. If the minimum monthly System Capability of a Participant during a month was less than its Capability Responsibility, the number of Kilowatts of its deficiency shall be computed and the Participant shall pay a Capability Responsibility adjustment charge for the month computed at the rate prescribed by Section 9.4(b). For purposes of Sections 9.4(a) and 9.4(d), the minimum monthly System Capability of a Participant for a month during a Capability Period is equal to the sum of (i) the Participant's lowest System Capability (as determined without taking into account any Entitlements in Pool-Planned Facilities initially placed in commercial operation during the Capability Period) for any day during the month, plus (ii) for each Pool-Planned Facility initially placed in commercial operation during the Period on or prior to the first day of the third month of the Period, one-sixth of (A) the amount of the Participant's Entitlement, if any, in such Facility times (B) the number of full months during such period that such Facility was in commercial operation, subject to the right of the Participant to elect, by written notice received by the chairman of the Operations Committee prior to the end of the Period, not to receive credit under this clause ( ii), plus (iii) for each Pool-Planned Facility initially placed in commercial operation during the period on or prior to the first day of the month and for which no credit was given under clause (ii), the amount of the Participant's Entitlement, if a ny, in such Facility. Retirements made on the last day of any month shall not be deducted from System Capability for that month.

        Section 3.      Amendment of Section 10.1
        Section 10.1 is amended to read as follows:

        10.1            Recommendation of Additional Facilities

                        The Management Committee shall periodically review the need for, and shall recommend, additions to and changes in generating and transmission facilities of the Participants, or sales to or purchases of power from Non-Participants, to meet the reliability standards established by it pursuant to Section 5.13 and the other objectives of NEPOOL. In making its review and recommendations, the Management Committee shall give due consideration to (i) reports of the Policy Planning Committee as to any alternatives proposed by the Policy Planning Committee, and (ii) such other matters as the Management Committee deems pertinent.

                        The Management Committee shall specify the type, range of capacity, target date for initial commercial operation and other appropriate characteristics of recommended facilities.

                        At least once every three years the Management Committee shall adopt a ten-year NEPOOL expansion plan specifying the type and timing of additional generating units, PTF facilities and other resources recommended for commercial operation during the period of the expansion plan.

                        The Management Committee shall also periodically review the need for, and shall recommend, arrangements to meet the reliability standards established by it pursuant to Section 5.13 and the other objectives of NEPOOL, under which Participants, affiliates of Participants or other persons may effect additions to and changes in generating and transmission facilities for use by Participants. Any such facilities shall be eligible for designation as Pool-Planned Facilities under Section 11.1.

        Section 4.      Amendment of Section 10.6
        Section 10.6 is amended to read as follows:
        10.6            Increase in Reserves Because of Non-NEPOOL Planned
                        Unit or Facility

                        If a Participant has at any time an Entitlement in a generating unit placed in commercial operation after October 31, 1975, which is not a Pool-Planned Unit or a Pool-Planned Facility and with respect to which no significant firm commitments to manufacturers or constructors were made on or before November 1, 1971, and as a result of the character, size or operation of such unit NEPOOL reserves are required to be increased, such Participant shall be responsible for providing (at its expense and, if more than one Participant has an Entitlement in the unit, in proportion to its Entitlement in such unit) the required additional NEPOOL reserves for so long as, and to the extent that, such increase is required by reason of such unit, or until such unit is accepted by the Management Committee as a Pool-Planned Unit or a Pool-Planned Facility; provided that such Entitlement shall be included in the Participant's System Capability for Capability Responsibility purposes.


        Section 5.      Amendment of Section 11.1
        Section 11.1 is amended to read as follows:

        11.1 Pool Access Objectives; Designation of Pool-Planned Facilities or Purchases

                        It is an objective of NEPOOL that each Participant shall have an appropriate opportunity to meet its Capability Responsibility from Pool-Planned Facilities.

                        It is recognized that in the past Participants have satisfied their generating needs in various ways, as sole or joint owners of generating units, as joint owners of interests in generating companies, as purchasers from other Participants or Non-Participants under Unit Contracts or as wholesale customers, although some smaller Participants have indicated a desire to change their mode of participation in the future by ceasing to be wholesale customers in whole or part. It is anticipated that such smaller Participants and their suppliers will work out individual arrangements covering the phase-out of present contracts and that in many cases this may best be accomplished over a five-to-ten year period. Furthermore, Participants have participated in transmission facilities as sole owners, as joint owners of interests in transmission companies, or by entering into joint long-term support arrangements, and it is expected that this diversity will continue in the future because of the varying situations of the Participants. Many of the joint arrangements have been arranged or facilitated by NEPOOL action, and it is a continuing objective of NEPOOL to facilitate, in appropriate circumstances, joint generation and transmission arrangements through the designation of Pool-Planned Facilities and Pool-Planned Purchases.

                        A Participant which proposes, or whose affiliate proposes, a joint arrangement for the installation with other Participants of an additional generating unit rated 25 MW (gross) or above or a transmission facility rated 69 kV o r above, or for a purchase jointly with other Participants of a Unit Contract Entitlement from a Non-Participant may submit, in such form, manner and detail as the Management Committee or the Policy Planning Committee may reasonably prescribe, a request to the Management Committee to designate the generating unit or the transmission facility as a Pool-Planned Facility or the purchase as a Pool-Planned Purchase, as the case may be. If the request relates to an additional generating unit or transmission facility to be installed by the Participant or its affiliate, the request shall be submitted at or before the time the Participant's plan for the facility is submitted pursuant to Section
                        10.4. It shall be a condition to the granting of the requested Pool-Planned status for a generating unit or purchase that the share of the unit or purchase which the Participant proposes to make available for joint participation be at least a 25% share and that it be offered first to all other Particip ants on a fair and nondiscriminatory basis, before any offering is made to Non-Participants.

                        The Policy Planning Committee shall review the Participant's proposal to determine its consistency with NEPOOL objectives and shall report the results of its review to the Management Committee. If the Management Committee det ermines, on the basis of the Policy Planning Committee's report and such other information as the Management Committee deems appropriate, that the proposal is consistent with NEPOOL objectives and that the Participant has made the offer of joint participation contemplated by this Section, if required, (whether or not such offer has been accepted by one or more other Participants), it shall designate the proposed generating unit or transmission facility as a Pool-Planned Facility, or shall design ate the purchase as a Pool-Planned Purchase, as the case may be.

                        Provided the Participant has offered at least 25% of the capacity to other Participants through joint ownership or unit contract participation, the Management Committee may not unreasonably withhold designation as a Pool-Planned Facility of a generating unit proposed to be constructed by one or more Participants in order to satisfy their anticipated Capability Responsibilities and/or to provide an appropriate mix of their generating capabilities if the needs of such Participants in these regards have not been satisfied from other units or facilities designated as Pool-Planned on a basis consistent with the following objectives:

                        (a) Each Participant should have a reasonable opportunity to satisfy its load over some reasonable time period with a mix of generation reasonably comparable as to economics and types to that being developed for New England.

                        (b) No Participant should be required to subject itself to an excessively disproportionate exposure to backup power costs or reserve obligations as a result of having to take any Entitlement which is excessively disproport ionately large as compared to the Participant's size, or as the result, during any sustained period, of having to take a disproportionate portion of its capacity from immature units.

                        (c) No Participant which has maintained an integrated system in the past should be required to impair the attractiveness of its securities in the capital markets by making unreasonably large capital investments in new generation or by becoming dependent upon other Participants for a substantially disproportionate amount of its System Capability.

        Section 6.      Amendment of Section 15.33
        Section 15.33   is amended to read as follows:

                15.33 Pool-Planned Unit is one of the following units: New Haven Harbor Unit 1 (Coke Works), Mystic Unit 7, Canal Unit 2, Potter Unit 2, Wyman Unit 4, Stony Brook Units 1, 1A, 1B, 1C, 2A and 2B, Millstone Unit 3, Seabrook Unit 1 and Waters River Unit 2 (to the extent of 7 megawatts of its Summer Capability and 12 megawatts of its Winter Capability).


        Section 7.  Addition of New Section 15.33A

        The Agreement is amended by adding new Section 15.33A, as follows:

                15.33A Pool-Planned Facility and Pool-Planned Purchase are, respectively, (a)(i) a generating unit or transmission facility designated as a "Pool-Planned Facility" pursuant to Section 11.1 or (ii) which was designated as a "Pool-Plan ned facility" pursuant to Section 10.1 prior to January 1, 1993, and (b) a purchase from a Non-Participant designated by the Management Committee as a "Pool-Planned Purchase" pursuant to Section 11.1; provided that a "Pool-Planned Purchase" will not be entitled to transfer rights under Section 13.2(c), but
                        Section 13.2(c) shall continue to be effective as to existing and new purchases from Hydro-Quebec utilizing the HQ Interconnection.


                           SECTION II
                   EFFECTIVENESS OF AGREEMENT

        Following its execution by the requisite number of Participants, this Agreement, and the amendments provided for above, shall become effective on September 30, 1993, or on such later date as the Federal Energy Regulatory Commission shall provide that such amendment shall become effective.

                           SECTION III
                     USAGE OF DEFINED TERMS

        The usage in this Agreement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

                           SECTION IV
                          COUNTERPARTS

        This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

        IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page to be executed by its duly authorized representative, as of the 1st day of June, 1993.

                          COUNTERPART SIGNATURE PAGE
                        TO THIRTIETH AGREEMENT AMENDING
                       NEW ENGLAND POWER POOL AGREEMENT
                           DATED AS OF JUNE 1, 1993


        The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-eight (28) amendments (with a pending twenty-nine
(29) amendment dated as of May 1, 1993), the most recent prior amendment which has become effective being an amendment dated as of September 15, 1992.




______________________________


                                        By:  ________________________ ______
                                                Name:
                                                Title:
                                                Address:
                   COUNTERPART SIGNATURE PAGE
                 TO THIRTIETH AGREEMENT AMENDING
                NEW ENGLAND POWER POOL AGREEMENT
                    DATED AS OF JUNE 1, 1993


        The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-eight (28) amendments (with a pending twenty-ninth (29) amendment dated as of May 1, 1993), the most recent prior amendment which has become effective being an amendment dated as of September 15, 1992.

                                                Boston Edison Company

                                                By:  /s/ Cameron H.  Daley
                                                        Senior Vice President
                                                        800 Boylston Street
                                                        Boston, MA 02199

                                                Central Maine Power Company

                                                By:  /s/ Donald F.  Kelly
                                                        Senior Vice President
                                                        Edison Drive
                                                        Augusta, Maine  04336

                                             Commonwealth Electric Company for
                                                        Cambridge Electric
                                                        Light Company
                                                        Canal Electric Company
                                                        Commonwealth Electric
                                                        Company

                                                By:  /s/ James J.  Keane
                                                        Vice President
                                                        2421 Cranberry Highway
                                                        Wareham, MA 02571

                                        Eastern Utilities Associates Companies
                                                        Blackstone Valley
                                                        Electric Company
                                                        Eastern Edison Company
                                                        Montaup Electric
                                                        Company
                                                        Newport Electric
                                                        Corporation

                                                    By:  /s/ Arthur A.  Hatch
                                                      Executive Vice President
                                                           One Liberty Square
                                                           Boston, MA 02109



                                             The Narragansett Electric Company

                                                By:  /s/ Robert L.  McCabe
                                                        President
                                                        280 Melrose Street
                                                        Providence, RI  02901

                              New England Electric System Operating Companies

                                               Granite State Electric Company

                                                By:  /s/ Lydia M. Pastuszek
                                                      President
                                                      4 Park Street
                                                      Concord, NH 03301 -6313

                                               Massachusetts Electric Company

                                                    By:  /s/ John H. Dickson
                                                        President
                                                        25 Research Drive
                                                        Westborough, MA 01582

                                                        New England Power
Company

                                                 By:  /s/ Jeffrey D.  Tranen
                                                        President
                                                        25 Research Drive
                                                        Westborough, MA 01582

                                                Northeast Utilities Companies
                                                       The Connecticut Light
                                                        and Power Company
                                                        Western Massachusetts
                                                        Electric Company
                                                        Holyoke Water Power
                                                        Company
                                                        Holyoke Power and
                                                        Electric Company

                                                 By:  /s/ Frank P. Sabatino
                                                       Vice President
                                                       -Marketing
                                                       P.O.  Box 270
                                                     Hartford, CT 06141 -0270

                                      Public Service Company of New Hampshire

                                                     By:  /s/ Frank R. Locke
                                                              President
                                                              1000 Elm Street
                                                          Manchester, NH 03105

                                         Vermont Electric Power Company, Inc.

                                                By:  /s/ Richard W.  Mallary
                                                        P.O. Box 548
                                                        Rutland, VT 05702

                                         Central Vermont Public Service Corp.

                                                By:  /s/ Robert de R. Stein
                                                         77 Grove Street
                                                         Rutland, VT 05701

                                                Vermont Marble Company

                                                 By:  /s/ John M. Mitchell
                                                      Executive Vice President
                                                          61 Main Street
                                                          Proctor, VT 05765

                            Village of Enosburg Falls Water & Light Department

                                               By:  /s/ Edward Gill de Rubio
                                                       Manager
                                                       Route 4
                                                    Enonsburg Falls, VT 05450

                                      Village of Hardwick Electric Department


                                                     By:  /s/ Jack E. Young
                                                              General Manager
                                                              P.O.  Box 516
                                                            Hardwick, VT 05843

                                                      Village of Jacksonville


                                                   By:  /s/ Earle S. Holland
                                                            President
                                                            Box 73
                                                       Jacksonville, VT 05342

                               Village of Morrisville Water & Light Department


                                                  By:  /s/ James C.  Fox
                                                    Manager/Superintendent
                                                    P.O.  Box 325
                                                    Morrisville, VT 05661

                                    Village of Northfield Electric Department

                                                    By:  /s/ Kevin O'Donnell
                                                         Municipal Manager
                                                         26 South Main Street
                                                         Northfield , VT 05663

                               Village of Readsboro Electric Light Department

                                                     By:  /s/ Annette Caruso
                                                          P.O.  Box 247
                                                          Readsboro, VT 05350

                                        Vermont Public Power Supply Authority


                                               By:  /s/ William J.  Gallagher
                                                        General Manager
                                                        512 St. George Road
                                                        Williston, VT  05495

                                             The United Illuminating Company

                                              By:  /s/ Richard A. Grossi
                                                     Chairman and CEO
                                                     15787 Church Street
                                                     New Haven, CT 06506-0901